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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 9, 1997


                          Greenwich Air Services, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 Delaware                   0-22706              58-1758941
      ----------------------------       ------------        ------------------
      (State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)                  File Number)        Identification No.)



      P.O. Box 522187, Miami, Florida                                    33152
      4590 NW 36th Street, Miami, Florida                                33122
      -------------------------------------------------------------------------
      (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (305) 526-7000


________________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

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                           CURRENT REPORT ON FORM 8-K

                          GREENWICH AIR SERVICES, INC.

                                  March 9, 1997

Item 5.  Other Events.

Agreement and Plan of Merger with General Electric Company.

      On March 9, 1997, Greenwich Air Services, Inc., a Delaware corporation ("Greenwich"), General Electric Company, a New York corporation ("GE"), and GB Merger Corp., a Delaware corporation and wholly owned subsidiary of GE ("Merger Sub"), entered into an Agreement and Plan of Merger of the same date (the "GE Merger Agreement"), pursuant to which, at the Effective Time (as defined in the GE Merger Agreement), Greenwich will become a wholly owned subsidiary of GE through the merger of Greenwich with and into Merger Sub (the "GE Merger"). The GE Merger Agreement provides, among other things, that as a result of the GE Merger, (i) each share of Greenwich Class A common stock, par value $.01 per share (the "Greenwich Class A Stock"), and (ii) each share of Greenwich Class B common stock, par value $.01 per share (the "Greenwich Class B Stock" and, together with the Greenwich Class A Stock, the "Greenwich Common Stock"), shall be valued at $31.00 and converted into the right to receive that number of shares of common stock, par value $.32 per share, of GE (the "GE Common Stock") as shall be determined by dividing $31.00 by the Average Parent Share Price (as defined below) (the "Stock Consideration"); provided, that such holder of Greenwich Common Stock may elect to receive from GE, in lieu of all or part of the Stock Consideration, cash in an amount equal to $31.00 per share of Greenwich Common Stock (the "Cash Consideration").

      In order for the GE Merger to qualify as a tax-free reorganization in respect of the Stock Consideration, the GE Merger Agreement also provides that if the number of shares of Greenwich Common Stock for which holders elect to receive Cash Consideration in lieu of Stock Consideration (the "Cash Election Shares") exceeds 55% of the aggregate number of shares of Greenwich Common Stock outstanding immediately prior to the Effective Time, the Cash Election Shares shall be converted into the right to receive Stock Consideration and Cash Consideration in a manner designed to ensure that no more than 55% of the aggregate merger consideration will be Cash Consideration.

      The "Average Parent Share Price" is defined in the GE Merger Agreement as the average of the last sales prices per share of GE Common Stock on The New York Stock Exchange, Inc. Composite Tape for the 10 consecutive trading days ending on the trading day which is five days prior to the Closing Date (as defined in the GE Merger Agreement).


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      In addition, pursuant to the GE Merger Agreement, each option to purchase
Greenwich Class A Stock and/or Greenwich Class B Stock (a "Greenwich Stock Option") outstanding at the Effective Time shall be canceled by Greenwich immediately prior to the Effective Time, and each holder thereof shall be entitled to receive at the Effective Time an amount (the "Option Spread") equal to the product of (i) the number of shares of Greenwich Common Stock previously subject to such Greenwich Stock Option and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of Greenwich Common Stock previously subject to such Greenwich Stock Option. The Option Spread, after reduction for applicable tax withholding, if any (the "Net Option Spread"), shall be paid in cash or, if a holder of Greenwich Stock Options so elects in writing at least 10 days prior to the Effective Time, in a number of shares of GE Common Stock determined by dividing (i) the aggregate Net Option Spread payable to such holder by (ii) the Average Parent Share Price.

      In connection with the GE Merger, certain stockholders of Greenwich (collectively, the "Option Stockholders"), including Eugene P. Conese and Eugene
P. Conese, Jr., the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer of Greenwich, respectively, each only in his or her capacity as a stockholder of Greenwich, and GE entered into a Stock Option and Voting Agreement, dated March 9, 1997 (the "Option and Voting Agreement"), pursuant to which the Option Stockholders (severally and not jointly), among other things, granted to GE an irrevocable option (the "Option") to purchase all, and not less than all, such Option Stockholder's Shares (as defined in the Option and Voting Agreement) at a price per Share equal to a number of shares (or fractional share) of GE Common Stock, having a Fair Market Value (as defined in the Option and Voting Agreement) equal to $31.00 (the "Purchase Price"). Each Option Stockholder may elect to receive up to 55% of the aggregate Purchase Price for such Option Stockholder's Shares in cash, in the same manner as provided for other stockholders in the GE Merger Agreement. The Option may be exercised by GE, in whole but not in part, as to all and not less than all Option Stockholders, during the period commencing on the date that the waiting period under the Hart Scott Rodino Antitrust Improvements Act ("HSR") applicable to the consummation of the purchase of the Shares pursuant to the Option on the GE Merger has expired or been terminated and ending on the date which is the earlier of (i) notice given by the Option Stockholders to GE at any time after September 30, 1997 and (ii) the date of termination of the GE Merger Agreement pursuant to the terms thereof by Greenwich in connection with certain specified breaches thereof by GE.

      In addition, pursuant to the Option and Voting Agreement, each Option Stockholder (severally and not jointly) also agreed to vote (or cause to be voted) such Option Stockholder's Shares in favor of the approval and adoption of the GE Merger Agreement, the GE Merger and all the transactions contemplated by the GE Merger Agreement and the Option and Voting Agreement and otherwise in such manner as may be necessary to consummate the GE Merger; provided, however, that the Option Stockholders shall not be obligated to vote in favor of the foregoing if the Board of Directors of Greenwich, in the exercise of its fiduciary obligations and in accordance with the terms of the GE Merger Agreement, has previously withdrawn and not reinstated its recommendation in favor of the GE Merger because it has determined that Greenwich has received a Superior Proposal (as defined in the GE Merger Agreement) from a


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third party. Notwithstanding the foregoing, if GE has delivered an exercise notice with respect to all of the Shares then owned by the Option Stockholders and prior to such date Greenwich has established a record date for stockholder action on the GE Merger, the Option Stockholders shall be obligated to vote in favor of the GE Merger. If, and only if, any Option Stockholder fails to comply with the voting provisions of the Option and Voting Agreement (as determined by GE in its sole discretion), such failure will result in the irrevocable appointment of GE, and each of its officers, as such Option Stockholder's attorney and proxy, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to such Option Stockholder's Shares at any meeting of stockholders of Greenwich (whether annual or special) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in the Option and Voting Agreement.

      Also in connection with the GE Merger, Eugene P. Conese, Sr., Chairman and Chief Executive Officer of the Company, entered into a Consulting Agreement, dated as of March 9, 1997, with GE, pursuant to which, among other things, Mr. Conese agreed, subject to the completion of the GE Merger, to act as a consultant to the Company and not to compete with the engine services businesses of GE. Mr. Conese's engagement under the Consulting Agreement shall commence as of the Effective Time of the GE Merger and shall terminate on the fifth anniversary thereof (the "Consulting Period"). As compensation for the non-competition and related covenants contained in the Consulting Agreement and the consulting services to be performed, (i) GE shall pay Mr. Conese a fee each year at the annual rate of $1.0 million and (ii) GE shall make a $1.0 million payment each year of the Consulting Period in the name of Mr. Conese to a charitable organization chosen by Mr. Conese.

Amended and Restated Agreement and Plan of Merger with UNC Incorporated.

      On March 9, 1997, Greenwich, UNC Incorporated, a Delaware corporation ("UNC"), and Condor Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Greenwich ("Condor"), entered into an Amended and Restated Agreement and Plan of Merger of the same date (the "UNC Merger Agreement"), pursuant to which the parties have agreed to restructure the transactions contemplated by the Agreement and Plan of Reorganization, dated February 13, 1997, by and among the parties (the "Prior Agreement"). The UNC Merger Agreement amends and restates the Prior Agreement to provide that UNC will become a wholly owned subsidiary of Greenwich through the merger of Condor with and into UNC (the "UNC Merger"). Pursuant to the proposed terms of the UNC Merger (i) each share of UNC common stock, par value $.20 per share, of UNC (the "UNC Common Stock"), shall be converted into the right to receive $15.00 in cash (the "UNC Merger Consideration") payable, without interest, to the holder of such share of UNC Common Stock, and (ii) each share of UNC Series B preferred stock, par value $1.00 per share (the "UNC Series B Preferred Stock"), shall be converted automatically into the right to receive an amount equal to $15.00 in cash multiplied by the number of shares (including any fraction of a share) of UNC Common Stock into which such share of UNC Series B Preferred Stock is convertible immediately before the Effective Time (as defined in the UNC Merger Agreement).


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      In addition, pursuant to the UNC Merger Agreement, each option to purchase
UNC Common Stock (a "UNC Stock Option") outstanding at the Effective Time shall be canceled and converted into the right to receive, in full consideration of such securities, a cash payment equal to the product of (i) the aggregate number of shares of UNC Common Stock issuable upon exercise of such unexercised UNC Stock Option (the "Unexercised Option Shares") by (ii) the difference between $15.00 and the applicable exercise price per share attributable to such Unexercised Option Shares.

      In the event that the GE Merger Agreement is terminated for any reason, the UNC Merger Agreement shall, without any action by any party thereto, be further amended, restated and modified, so that all of the terms and conditions set forth in the Prior Agreement shall be deemed to be the terms and conditions of the UNC Merger Agreement (with certain minor exceptions), and the UNC Merger shall proceed forward under the terms and conditions of the UNC Merger Agreement as so amended, restated and modified.

      The GE Merger Consideration, the UNC Merger Consideration, as well as the other terms and conditions of the GE Merger Agreement and the UNC Merger Agreement, were determined as a result of arm's-length negotiations among representatives of the parties to each of the GE Merger Agreement and UNC Merger Agreement. Consummation of the transactions contemplated by the GE Merger Agreement and the UNC Merger Agreement are subject to a number of conditions, including, without limitation, approval of certain regulatory authorities, approval of the GE Merger Agreement by the stockholders of Greenwich entitled to vote thereon, and approval of the UNC Merger Agreement by the stockholders of UNC entitled to vote thereon.

      The information set forth above is qualified in its entirety by reference to (i) the GE Merger Agreement, a copy of which is attached hereto as Exhibit 1,
(ii) the Option and Voting Agreement, a copy of which is attached hereto as
Exhibit 2, (iii) the Consulting Agreement, a copy of which is attached hereto as
Exhibit 3, (iv) the UNC Merger Agreement, a copy of which is attached hereto as
Exhibit 4 and (v) the press release issued by GE, Greenwich and UNC on March 10, 1997, a copy of which is attached hereto as Exhibit 5.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements of Businesses Acquired.

           Not applicable.

      (b)  Pro Forma Financial Information.

           Not applicable.

      (c)  Exhibits.

          1. Agreement and Plan of Merger, dated March 9, 1997, by and among Greenwich, GE and Merger Subsidiary.

          2. Stock Option and Voting Agreement, dated March 9, 1997, among the Option Stockholders and GE.

          3. Consulting Agreement, dated as of March 9, 1997, by and between Eugene P. Conese and GE.

          4. Amended and Restated Agreement and Plan of Merger, dated March 9, 1997, by and among Greenwich, UNC and Condor.

          5.   Press Release issued by GE, Greenwich and UNC on March 10, 1997.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GREENWICH AIR SERVICES, INC.


Date: March 14, 1997          By:    /s/ Michael A. Bucci
                                  -------------------------
                                    Michael A. Bucci
                                    Senior Vice President,
                                    General Counsel and
                                    Secretary


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                                  EXHIBIT INDEX


Exhibit Number Description

     1 Agreement and Plan of Merger, dated March 9, 1997, by and among Greenwich, GE and Merger Subsidiary.

     2. Stock Option and Voting Agreement, dated March 9, 1997, among the Option Stockholders and GE.

     3. Consulting Agreement, dated as of March 9, 1997, by and between Eugene P. Conese and GE.

     4. Amended and Restated Agreement and Plan of Merger, dated March 9, 1997, by and among Greenwich, UNC and Condor.

     5.        Press Release issued by GE, Greenwich and UNC on March 10, 1997.